EXHIBIT (g).1


                          CUSTODIAN SERVICING AGREEMENT

         THIS AGREEMENT is entered into effective as of March 1, 1999, by and between each of IAI Investment Funds I, Inc., IAI Investment Funds II, Inc., IAI Investment Funds IV, Inc., IAI Investment Funds VI, Inc., IAI Investment Funds VII, Inc., IAI Investment Funds VIII, Inc., and IAI Retirement Funds, Inc., (each hereinafter referred to as a "Company") and Firstar Bank Milwaukee, N.A., a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "Custodian").

         WHEREAS, each Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, each Company is authorized to create separate series, each with its own separate investment portfolio (each hereinafter referred to as a "Fund"); and

         WHEREAS, each Company desires that the securities and cash of each of its Funds listed on Exhibit A attached hereto, as may be amended from time to time, shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, each Company and Custodian agree as follows:

1.       DEFINITIONS

         A. The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

         B. The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of each Company by any two of the President, a Vice President, the Secretary and the Treasurer of each Company, or any other persons duly authorized to sign by the Board of Directors. "Officers' certificate" may also include communications effected directly between electronic-mechanical or electronic devices provided that each Company and Custodian are satisfied that the procedures for such communications afford adequate safeguards for each Fund's assets.

         C. The word "Board" shall mean Board of Directors of each Company.

2.       NAMES, TITLES, AND SIGNATURES OF COMPANY OFFICERS

         An officer of each Company will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of each Company, together with any changes which may occur from time to time.

3.       RECEIPT AND DISBURSEMENT OF MONEY

         A. Custodian shall open and maintain a separate account or accounts in the name of each Fund, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of each Company. Custodian shall make payments of cash to, or for the account of, each Company from such cash only:

         (a) for the purchase of securities for the portfolio of the Fund upon the delivery of such securities to Custodian, registered in the name of each Company or of the nominee of Custodian referred to in Section 7 or in proper form for transfer;

         (b) for the purchase or redemption of shares of the common stock of a Fund upon delivery thereof to Custodian, or upon proper instructions from each Company;

         (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

         (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund held by or to be delivered to Custodian; or

         (e) for other proper corporate purposes certified by resolution of the Board of Directors of each Company.

         Before making any such payment, Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary, the Treasurer or other authorized signer of each Company issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

         B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of each Fund.

         C. Custodian shall, upon receipt of proper instructions, make federal funds available to each Company as of specified times agreed upon from time to time by each Company and Custodian in the amount of checks received in payment for shares of the Fund which are deposited into the Fund's account.

         D. If so directed by each Company, Custodian will invest any and all available cash in overnight cash-equivalent investments as specified by the investment manager.

         E. Custodian shall not make payment for the purchase of domestic securities for the account of a Fund in advance of receipt of the securities purchased in the absence of specific written instructions from a Company to so pay in advance. In any and every case where payment for purchase of domestic securities for the account of a Fund is made by Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from a Company to so pay in advance, Custodian shall be absolutely liable to a Company (for the account of the applicable Fund) for such securities to the same extent as if the securities had been received by Custodian.

4.       SEGREGATED ACCOUNTS

         Upon receipt of proper instructions, the Custodian shall establish and maintain a segregated account(s) for and on behalf of each Fund, into which account(s) may be transferred cash and/or securities.

5.       TRANSFER, EXCHANGE, REDELIVERY, ETC. OF SECURITIES

         A. Custodian shall have sole power to release or deliver any securities of each Company held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

         (a) for sales of such securities for the account of the Fund upon receipt by Custodian of payment therefore;

         (b) when such securities are called, redeemed or retired or otherwise become payable;

         (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

         (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

         (e) upon conversion of such securities pursuant to their terms into other securities;

         (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

         (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

         (h) for the purpose of redeeming in kind shares of common stock of the Fund upon delivery thereof to Custodian; or

         (i) for other proper corporate purposes.

         B. As to any deliveries made by Custodian pursuant to items (a), (b),
(d), (e), (f), and (g) of this Paragraph 5, securities or cash receivable in exchange therefor shall be deliverable to Custodian.

         C. Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), or (h) of this

Paragraph 5 and also, in respect of item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary, the Treasurer or other authorized person of each Company issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

6.       CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS

         Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of each Fund, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund; (b) collect interest and cash dividends received, with notice to each Company, for the account of the Fund; (c) hold for the account of the Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; (d) execute, as agent on behalf of each Company, all necessary ownership certificates required by the Internal Revenue Code of 1986, as amended (the "Code") or the Income Tax Regulations (the "Regulations") of the United States Treasury Department (the "Treasury Department") or under the laws of any state now or hereafter in effect, inserting each Company's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so; and (e) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of each Company.

7.       REGISTRATION OF SECURITIES

         A. Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. All securities held by Custodian hereunder shall be at all times identifiable in its records held in an account or accounts of Custodian containing only the assets of the particular Fund.

         B. Each Company shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of each Company and which may from time to time be registered in the name of each Company.

8.       VOTING AND OTHER ACTION

         A. Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of a Fund, except in accordance with the instructions contained in an officers' certificate. Custodian shall deliver, or cause to be executed and delivered, to each Company all notices, proxies and proxy soliciting materials with respect to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of each Company), but without indicating the manner in which such proxies are to be voted. Upon request by a Company, Custodian shall furnish to a Company any and all written materials which establish the holding/ownership, amount held/owned, and period of holding/ownership of the securities in question.

         B. Custodian shall transmit promptly to each Company all written information (including, without limitation, dependency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by a Fund and the maturity of futures contracts purchased or sold by a Company) received by Custodian from issuers of the securities being held for each Fund. With respect to tender or exchange offers, Custodian shall transmit promptly to a Company all written information received by Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Company desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Company shall notify the Custodian at least one business day prior to the date on which the Custodian is to take such action.

9.       TRANSFER TAX AND OTHER DISBURSEMENTS

         A. Each Company shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

         B. Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exempt transfers and/or deliveries of any such securities.

10.      CONCERNING CUSTODIAN

         A. Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto. Notwithstanding anything to the contrary, amounts owed by each Company to the Custodian shall be paid by Investment Advisers, Inc.

         B. Custodian shall not be liable for any action taken in good faith and without negligence, willful misconduct, or breach of this Agreement upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

         C. Each Company agrees to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including reasonable counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own bad faith, negligent action, negligent failure to act, willful misconduct or breach of this Agreement. In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of each Company, any property at any time held for the account of each Company shall be security therefor.

         D. Custodian agrees to indemnify and hold harmless each Company from all charges, expenses, assessments, and claims/liabilities (including reasonable counsel fees) incurred or assessed against it in connection with the performance of this Agreement, except such as may arise from each

Company's own bad faith, negligent action, negligent failure to act, willful misconduct or breach of this Agreement.

         E. Custodian is hereby expressly put on notice of the limitation of shareholder liability as set forth in the governing documents of each Company and agrees that obligations assumed by each Company pursuant to this Agreement shall be limited in all cases to each Company and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of such series. Custodian further agrees that it shall not seek satisfaction of any such obligation from any Fund shareholder or individual director or officer.

11.      SUBCUSTODIANS

         A. Custodian is hereby authorized to engage another bank or trust company as a subcustodian for all or any part of each Fund's assets, so long as any such bank or trust company is itself qualified under the 1940 Act and the rules and regulations thereunder and provided further that, if the Custodian utilizes the services of a subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to each Company by the subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of this Agreement.

         B. Notwithstanding anything contained herein, if a Company requires the Custodian to engage specific subcustodians for the safekeeping and/or clearing of assets, each such Company agrees to indemnify and hold harmless Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such subcustodian in regard to a Company's assets, except as may arise from Custodian's own bad faith, negligent action, negligent failure to act, willful misconduct or breach of this Agreement.

12.      REPORTS BY CUSTODIAN

         Custodian shall furnish each Company periodically as agreed upon with a statement summarizing all transactions and entries for the account of Company. Custodian shall furnish to each Company, at the end of every month, a list of the portfolio securities for each Fund showing the aggregate cost of each issue. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and by auditors employed by, each Company as well as by the U.S. Securities and Exchange Commission.

13.      TERMINATION OR ASSIGNMENT

         B. This Agreement shall become effective as of the date hereof and will continue in effect for a period of three years.

         B. This Agreement may be terminated by each Company, or by Custodian, on sixty (60) days notice, given in writing and mailed or delivered as follows:

                  Firstar Bank Milwaukee, N.A.
                  c/o Firstar Mutual Fund Services, LLC
                  615 East Michigan Street
                  Milwaukee, WI 53202
or to the Companies at:

                  IAI Mutual Funds
                  Attn: Director, Fund Administration
                  601 Second Avenue South, Suite 3700
                  Minneapolis, MN 55402

as the case may be. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of a Fund to each Company, but may deliver them to a bank or trust company of its own selection that meets the requirements of the 1940 Act as a custodian for each Company to be held under terms similar to those of this Agreement, provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by each Company of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

         C. This Agreement may not be assigned by Custodian without the consent of each Company, authorized or approved by a resolution of its Board of Directors.

14.      DEPOSITS OF SECURITIES IN SECURITIES DEPOSITORIES

         Custodian may deposit and/or maintain domestic securities owned by any Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Exchange Act, which acts as a securities depository, or in a Federal Reserve Bank, as Custodian may select, and to permit such deposited Assets to be registered in the name of Custodian or Custodian's agent or nominee on the records of such Federal Reserve Bank or such registered clearing agency or the nominee of either (collectively referred to herein as "Securities System") in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

         1) Custodian may keep domestic securities of a Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         2) The records of Custodian with respect to domestic securities of a Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to such Fund;

         3) Custodian shall pay for domestic securities purchased for the account of a Fund upon (i) the simultaneous receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of Custodian to reflect such payment and transfer for the account of the Fund. Custodian shall transfer domestic securities sold for the account of a Fund upon (i) the simultaneous receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advises from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Fund by Custodian and be provided to each Company at its request. Upon request, Custodian shall furnish a Company confirmation of each transfer to or from the account of a Fund in the form of a written advice or notice and shall furnish to a Company copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of each Fund.

         4) Custodian shall provide each Company with any report obtained by Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

         5) Custodian shall have received the initial or annual certificate, as the case may be, required by Paragraph 14 hereof;

         6) Anything to the contrary in this Agreement notwithstanding, Custodian shall be liable to each Company (for the account of each Fund) for any loss or damage to the applicable Fund(s) resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of Custodian or any such agent or employee to enforce effectively such rights as it may have against the Securities System; at the election of a Company, it shall be entitled to be subrogated to the rights of Custodian with respect to any claim against the Securities System or any other person which Custodian may have as a consequence of any such loss or damage if and to the extent that the applicable Funds have not been made whole for any such loss or damage.

15.      RECORDS

         Custodian shall keep records relating to its services to be performed hereunder, in the form and manner, and for such period, as it may deem advisable and is agreeable to each Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular Section 31 of the 1940 Act and the rules thereunder. Custodian agrees that all such records prepared or maintained by the Custodian relating to the services performed by Custodian hereunder are the property of each Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to each Company on and in accordance with its request. Such records shall also be made available for review by the U.S. Securities and Exchange Commission.

16.      GOVERNING LAW

         This Agreement shall be governed by Wisconsin law. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

17.      PROPRIETARY AND CONFIDENTIAL INFORMATION

         The Custodian agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of each Company all records and other information relative to each Company and prior, present, or potential shareholders of each Company (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by each Company, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by each Company.

18.      NO AGENCY RELATIONSHIP

         Nothing herein contained shall be deemed to authorize or empower the Custodian to act as agent for the other party to this Agreement, or to conduct business in the name of, or for the account of the other party to this Agreement.

19.      NO JOINT OBLIGATIONS

         From the standpoint of convenience, a single document has been entered into by all of the Companies set forth above and on the signature page. However, it is not intended thereby that the obligations of any one Company or Fund will be the obligation of any other Company or Fund.

20.      OPINION OF A COMPANY'S INDEPENDENT ACCOUNTANT

         Custodian shall take all reasonable action, as each Company may from time to time request, to obtain from year to year favorable opinions from each Company's independent accountants with respect to its activities hereunder in connection with the preparation of each Company's Form N-1A and Form N-SAR or other reports to the U.S. Securities and Exchange Commission and with respect to any other requirements of such Commission.

21.      REPORTS TO EACH COMPANY BY INDEPENDENT PUBLIC ACCOUNTANTS

         Custodian shall provide to each Company, at such times as each Company may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to services provided by Custodian under this Agreement; such reports shall be of sufficient scope, and in sufficient detail, as may be reasonably required by each Company to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

22.      REPRESENTATIONS AND WARRANTIES OF CUSTODIAN

         A. Custodian represents to the Companies that the computer software, computer firmware, computer hardware (whether general or special purpose) and other similar related items of automated, computerized and/or software systems that are owned or licensed by Custodian and will be utilized by Custodian or its agents in connection with the provision of services described in this Agreement are "Year 2000 Compliant" (as defined below). As used in this Section 20 of this Agreement, the term "Year 2000 Compliant" shall mean the ability of the relevant system to provide all of the following functions:

         (1) Process date information before, during and after January 1, 2000, including but not limited to accepting date specific input data, providing date specific output data, and performing calculations on dates or portions of dates;

         (2) Function accurately and without interruption or malfunction before, during and after January 1, 2000, without any change in operations associated with the advent of the new millennium and assuming no other defects, bugs, viruses or other problems unrelated to Year 2000 compliance issues which disrupt functionality;

         (3) Respond to two-digit, year-date input in a way that resolves the ambiguity as to century and in a disclosed, defined and predetermined manner; and

         (4) Store and provide output data of date specific information in ways that are unambiguous as to century.

The parties recognize and acknowledge that this representation was a significant inducement for the Companies to enter into this Agreement.

         B. Custodian represents and warrants that it satisfies all rules and requirements under the 1940 Act for the purpose of providing the services set forth in this Agreement.

         C. To the extent Custodian make changes relating to its services, systems, programs, rules, operating schedules and equipment, it represents and warrants that any such changes will not adversely affect the services provided to a Fund under this Agreement. Custodian will provide each Company at least 90 days' prior written notice of any such material changes.

         D. In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, Custodian shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond Custodian's control. Custodian will restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Custodian. Custodian agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of systems needed to perform services under this Agreement. Custodian shall provide each Company with copies of such contingencies plans and any changes thereto. Representatives of each Company shall be entitled to inspect Custodian's premises and operating capabilities at any time during regular business hours of Custodian, upon reasonable notice to Custodian.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.


                                          FIRSTAR BANK MILWAUKEE, N.A.
IAI INVESTMENT FUNDS I, INC.
IAI INVESTMENT FUNDS II, INC.             By: /s/ Robert Kern
IAI INVESTMENT FUNDS IV, INC.                 ----------------------------------
IAI INVESTMENT FUNDS VI, INC.             Attest: /s/ Andrea McVoy
IAI INVESTMENT FUNDS VII, INC.                    ------------------------------
IAI INVESTMENT FUNDS VIII, INC.
IAI RETIREMENT FUNDS, INC.


By: /s/ John Alexander
    ------------------------------


Attest: /s/ Steven Lentz
        --------------------------



INVESTMENT ADVISERS, INC.- WITH RESPECT TO PARAGRAPH 10.A. ONLY



By: /s/ John Alexander
    ------------------------------


Attest: /s/ Steven Lentz
        --------------------------

EXHIBIT A - LIST OF IAI MUTUAL FUNDS AND FEE SCHEDULE


    Name of Fund                                                  Effective Date
    IAI INVESTMENT FUNDS I, INC.
             IAI Bond Fund                                        March 1, 1999
             IAI Institutional Bond Fund                          March 1, 1999
    IAI INVESTMENT FUNDS II, INC.
             IAI Growth Fund                                      April 1, 1999
    IAI INVESTMENT FUNDS IV, INC.
             IAI Regional Fund                                    April 1, 1999
    IAI INVESTMENT FUNDS VI, INC.
             IAI Emerging Growth Fund                             April 1, 1999
             IAI Midcap Growth Fund                               April 1, 1999
             IAI Balanced Fund                                    April 15, 1999
             IAI Money Market Fund                                March 1, 1999
             IAI Capital Appreciation Fund                        April 1, 1999
    IAI INVESTMENT FUNDS VII, INC.
             IAI Growth & Income Fund                             April 1, 1999
    IAI INVESTMENT FUNDS VIII, INC.
             IAI Value Fund                                       April 1, 1999
    IAI RETIREMENT FUNDS, INC.
             IAI Regional Portfolio                               March 1, 1999
             IAI Reserve Portfolio                                March 1, 1999
             IAI Balanced Portfolio                               March 1, 1999

Annual fee based upon market value
             1 basis points per year
             Minimum annual fee per fund - $3,000

Investment transactions (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery):
             $ 6.00 per book entry security (depository or Federal Reserve system)
             $25.00 per definitive security (physical)
             $25.00 per mutual fund trade
             $75.00 per Euroclear
             $ 8.00 per principal reduction on pass-through certificates
             $ 6.00 per short sale/liability transaction
             $35.00 per option/futures contract
             $15.00 per variation margin
             $15.00 per Fed wire deposit or withdrawal

Variable Amount Demand Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity

Fees and out-of-pocket expenses are billed to the fund monthly, based upon market value at the beginning of the month.


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